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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Monster Worldwide, Inc.
New York, New York

                We hereby consent to the incorporation by reference, in the previously filed open Registration Statements on Forms S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131, 333-96101, 333-61400, 333-71062 and 333-109598) of Monster Worldwide, Inc., of our report dated February 10, 2004, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

New York, New York
March 1, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS